Exhibit 99.1

Certification Pursuant to Section 1350
of Chapter 63 of Title 18 of the United States Code

I, Gary J. Wolter, Chairman, President and Chief Executive Officer (Chief Executive Officer) of Madison Gas and Electric Company, certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Madison Gas and Electric Company.

/s/ Gary J. Wolter
Chairman, President and Chief Executive Officer